Exhibit 10.1

KINDER MORGAN, INC. NON-EMPLOYEE DIRECTORS
STOCK AWARDS PLAN

     ARTICLE 1.   Purpose of the Plan.

     The Kinder Morgan, Inc. Non-Employee Directors Stock Awards Plan (the "Plan") is intended to provide a means for the granting, from time to time, of (i) the option ("Option") to purchase shares of common stock, $5.00 par value ("Common Stock"), of Kinder Morgan, Inc. (the "Company"), as hereinafter described, and/or (ii) shares of Common Stock subject to certain restrictions and conditions ("Restricted Stock"), as hereinafter described, to non-employee members of the Company's Board of Directors (the "Board") (each such director, upon receipt of an Option or a grant of Restricted Stock, a "Participant"), and thereby to promote the interests of the Company and its stockholders by increasing the potential compensation of the directors, thereby assisting the Company in its efforts to attract well-qualified individuals to serve as its directors and to retain their services. Options granted under this Plan are intended to constitute nonqualified stock options (options that do not qualify as incentive stock options within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code")), and the Plan shall be construed so as to carry out that intention.

     ARTICLE 2.   Stock Reserved for Awards.

     The aggregate number of shares of Common Stock of the Company that may be issued under the Plan shall be 500,000. Any shares of Common Stock that remain unissued and which are not subject to outstanding Options or awards of Restricted Stock at the termination of the Plan shall cease to be subject to the Plan, but, until termination of the Plan, the Company shall reserve a sufficient number of shares to meet the requirements of the Plan. Should any Option hereunder expire or terminate prior to its exercise in full, the shares theretofore subject to such Option may again be subject to an Option granted under the Plan to the extent permitted under Rule 16b-3 ("Rule 16b-3")) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 ("Exchange Act"). Should any shares of Restricted Stock be forfeited, such shares may not again be subject to an award of Restricted Stock. Shares awarded under the Plan shall be authorized but unissued shares, or shares reacquired by the Company (except for shares of Restricted Stock forfeited and returned to the Company in accordance with the terms of the Plan), as determined from time to time by the Committee (as defined in Article 3). Shares shall be awarded and issued under the Plan only if all necessary actions shall have been taken to render such shares, when issued, validly issued, fully paid, and non-assessable. All amounts set forth hereinabove shall be subject to adjustment as provided in ARTICLE 8. Exercise of an Option in any manner shall result in a decrease in the number of shares of Common Stock which may thereafter be available, both for purposes of the Plan and for sale to any one individual, by the number of shares as to which the Option is exercised.

     ARTICLE 3.   Administration of the Plan.

     3.1   The Plan shall be administered by the Compensation Committee (the "Committee") designated by the Board, which shall also designate the Chairman of the Committee. The Committee shall be composed entirely of not less than two (2) non-employee directors (within the meaning of Rule 16b-3.

     3.2   The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum, and all determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be effective as if it had been made by a majority vote of its members at a meeting duly called and held. The Committee may designate the Secretary of the Company or other Company employees to assist the Committee in the administration of the Plan ("Delegatee"), and may grant authority to a Delegatee to execute agreements or other documents on behalf of the Committee and the Company.

     3.3   The Committee shall have the power and authority to interpret the Plan, to adopt rules governing its execution and administration, and to appoint and authorize a Delegatee to perform such functions in the execution and administration of the Plan (other than the interpretation of the Plan and the adoption of rules governing its execution and administration, or any other function the performance of which by such Delagatee would violate Rule 16b-3) as the Committee shall determine from time to time. All interpretations, rules, appointments, and other determinations by the Committee shall be final and conclusive, and each Participant shall be bound by such interpretations, rules, appointments, and determinations upon communication thereof to such Participant, effective as of such date, prior to, subsequent to, or concurrent with, such communication.

     3.4   All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons.

     ARTICLE 4.   Eligibility.

     The persons eligible to participate in the Plan as a Participant shall include only directors of the Company who are not salaried employees of the Company.

     ARTICLE 5.   Awards.

     The Committee shall determine, in its discretion, when grants of Options or Restricted Stock are to be made under the Plan and the number of shares, if any, to be awarded to each eligible director, and the terms and conditions, consistent with the terms of the Plan, upon which Options or Restricted Stock are to be awarded, and shall make awards to eligible directors for the numbers of shares and upon the terms and conditions so determined; provided, however, that the Committee shall grant Options or Restricted Stock only in amounts that are reasonable under the circumstances.

In making its determination, the Committee may take into account such factors as the Committee in its discretion shall deem relevant.

     ARTICLE 6.   Options.

     6.1   At any time, the Committee, in its discretion, may grant to each director an Option for a particular calendar year not to exceed 10,000 shares of Common Stock. A director receiving an Option pursuant to the Plan may purchase the shares issuable thereunder, in whole at any time, or in part from time to time, commencing on the date of grant. Each Option shall cease to be exercisable upon the expiration of a period not to exceed ten (10) years from the date of grant. Notwithstanding the foregoing, if a grant of an Option is made prior to the annual stockholders meeting for the calendar year to which such grant relates, the Option may not be exercised until the first business day after the annual stockholders meeting for such calendar year ("Vesting Date"); provided, however, that if the Participant to whom such Option is granted is not a director on the Option's Vesting Date, such Option shall immediately expire and may not be exercised.

     6.2   Each Option shall be evidenced by a written agreement between the Company and the Participant ("Option Agreement") which shall contain such terms and conditions as may be approved by the Committee, including, but not limited to, the number of shares of Stock that may be purchased under the Option and the price per share of Common Stock purchasable under the Option ("Option Price"). The terms and conditions of the respective Option Agreements need not be identical.

     6.3   The Option Price of Common Stock issued under each Option shall be determined by the Committee, but such Option Price shall not be less than the fair market value of Common Stock subject to the Option on the date the Option is granted. For all purposes under the Plan, the fair market value of a share of Common Stock on a particular date shall be equal to the closing sales price of the Common Stock reported on the New York Stock Exchange Composite Tape on that date; or, if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. In the event Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

     6.4   An Option may be exercised by giving written notice to the Company addressed to the attention of the Vice President of Human Resources and Administration or the General Counsel (i) specifying the number of shares to be purchased and accompanied by payment therefor in full, and (ii) unless the Company consents to the contrary, representing that all shares purchased are being acquired for investment and not with a view to, or for resale in connection with, any distribution of said shares.

     6.5   No Option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable, during his or her lifetime, only by the Participant to whom an Option is granted. Except as permitted by the preceding sentence, no Option or any right thereunder shall be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt so to transfer, assign, pledge, hypothecate or otherwise dispose of, or be subject to execution, attachment or similar process, any option, or of any right thereunder, contrary to the provisions hereof, such Option and all rights thereunder shall immediately become null and void. Notwithstanding the foregoing, if a Participant obtains the approval of the Committee after making a request to the Committee in writing, the Participant may transfer or assign an Option for estate planning purposes or to a charity.

     6.6   Each Option shall be subject to the requirement that, if at any time the Board determines, in its discretion, that the listing, registration or qualification of the shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Board. The Company may require that certificates evidencing shares issued upon the exercise of any Option bear an appropriate legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited unless such shares have been registered under the Securities Act of 1933, as amended, for transfer in accordance with the intended method of distribution or the Company shall have been furnished with an opinion of counsel satisfactory to it to the effect that such registration is not required.

     ARTICLE 7.  Restricted Stock.

     7.1   Each grant of Restricted Stock shall be evidenced by a written agreement between the Company and the Participant ("Restricted Stock Agreement") which shall contain such terms and conditions as may be approved by the Committee. A fully executed original counterpart of the Restricted Stock Agreement shall be provided to the Company and the Participant.

     7.2   Shares of Common Stock that are the subject of an award of Restricted Stock shall be subject to restrictions on disposition by the Participant and an obligation of the Participant to forfeit and surrender the shares to the Company under certain circumstances (the "Forfeiture Restrictions"). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion and set forth in the Restricted Stock Agreement. The Committee may, at any time and from time to time after the granting of an award of Restricted Stock under the Plan, specify such additional terms and conditions with respect to such award as may be deemed necessary or appropriate to assure compliance with any and all applicable laws. The terms and conditions (including Forfeiture Restrictions) with respect to any award of Restricted Stock, or with respect to any award to any Participant, need not be identical to the terms and conditions with respect to any other award, or with respect to any award to any other Participant.

     7.3   The Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to awards of Restricted Stock, including, but not limited to, rules pertaining to the termination of service (by retirement, disability, death or otherwise) of a Participant prior to the lapse of the Forfeiture Restrictions. Such additional terms, conditions or restrictions shall be set forth in the Restricted Stock Agreement. The Restricted Stock Agreement may also include, without limitation, provisions relating to (i) tax matters (including provisions (A) covering any applicable wage withholding requirements and (B) prohibiting an election by the Participant under Code Section 83(b)), and (ii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Restricted Stock Agreements need not be identical.

     7.4   Unless otherwise provided in his or her Restricted Stock Agreement, a Participant shall have the right to receive dividends with respect to shares subject to an award of Restricted Stock, to vote such shares and to enjoy all other stockholder rights, except that (i) the Participant shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions have lapsed, (ii) the Company shall retain custody of the shares until the Forfeiture Restrictions have lapsed, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the shares until the Forfeiture Restrictions have lapsed, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the shares by the Participant. Certificates for shares subject to awards of Restricted Stock shall, at the option of the Company, bear the following legend:

THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE KINDER MORGAN, INC. NON-EMPLOYEE DIRECTORS STOCK AWARDS PLAN AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND KINDER MORGAN, INC. A RELEASE FROM SUCH TERMS AND CONDITIONS SHALL BE OBTAINED ONLY IN ACCORDANCE WITH THE PROVISIONS OF SUCH PLAN AND AGREEMENT, A COPY OF EACH OF WHICH IS ON FILE IN THE OFFICE OF THE SECRETARY OF KINDER MORGAN, INC.

     7.5   Notwithstanding any other provision in this paragraph to the contrary, the Committee, in its sole discretion, may, upon a Participant's termination of service for any reason, waive any restrictions, terms, conditions and Forfeiture Restrictions on all or a portion of any shares theretofore awarded to such Participant, and upon such action taken by the Committee, the Company shall thereupon deliver or cause to be delivered to such Participant or legal representative the certificate or certificates for such shares, free of the legend provided in Section 7.4.

     7.6   Upon expiration, with respect to shares of Restricted Stock awarded under the Plan, of the applicable Forfeiture Restrictions, such shares shall be released from all further restrictions and prohibitions under this ARTICLE, any similar restrictions and prohibitions under the Restricted Stock Agreement, and all of the forfeiture provisions of the Plan, and the Company shall thereupon deliver or cause to be delivered to such Participant or legal representative the certificate or certificates for such shares, free of the legend provided in Section 7.4. Upon the occurrence of a

Change in Control (as defined in ARTICLE 9) all shares of Common Stock subject to an award of Restricted Stock shall be released from all Forfeiture Restrictions, and the Company shall thereupon deliver or cause to be delivered to such Participant or legal representative the certificate or certificates for such shares, free of the legend provided in Section 7.4.

     ARTICLE 8.  Recapitalization or Reorganization.

     8.1   Except as hereinafter otherwise provided, Options and awards of Restricted Stock and any agreements evidencing Options and awards of Restricted Stock shall be subject to adjustment by the Committee at its discretion as to the number of shares of Common Stock and the Option Price in the event of changes in the outstanding Common Stock by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Options and awards of Restricted Stock.

     8.2   The existence of the Plan and the Options and awards of Restricted Stock granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities having any priority or preference with respect to or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

     8.3   The shares with respect to which Options and awards of Restricted Stock may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Option or award of Restricted Stock theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Option or award of Restricted Stock may thereafter pertain (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and in the case of an Option, the Option Price shall be appropriately adjusted as necessary.

     ARTICLE 9.  Change in Control.

     Upon the occurrence of a Change in Control, the Committee may take any action with respect to outstanding Restricted Stock that it deems appropriate, including but not limited to causing the Forfeiture Restrictions to lapse; provided, however, that if a Change in Control occurs and, in connection with or as a result of such Change in Control, Richard D. Kinder no longer holds or does not continue to hold the office of Chairman of the Company, to the extent any shares of Restricted Stock are subject to Forfeiture Restrictions, such Forfeiture Restrictions shall lapse, and the Company shall thereupon deliver or cause to be delivered to each Participant or legal representative the certificate or certificates for such shares, free of the legend provided in Section 7.4. Upon the occurrence of a Change in Control, there shall be substituted for each share of Common Stock then subject to an Option, the number and kind of shares of stock, or other securities into which each outstanding share of Common Stock shall be converted by such Change in Control. As used herein, the term "Change in Control" shall mean the occurrence with respect to the Company of any of the following events:

     (a)   any "person," as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities;

     (b)   during any period of two consecutive years (not including any period prior to the effective date of the Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c) or (d) of this Article 9) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason other than normal retirement, death or disability to constitute at least a majority thereof;

     (c)   the shareholders of the Company approve a merger or consolidation of the Company with any other person, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities for the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger in which the Company is the surviving entity but no "person" (as defined above) acquires more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities; or

     (d)   the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

     ARTICLE 10.  Effective Date, Amendment and Termination of the Plan.

     10.1  The Plan shall become effective as of January 18, 2005, subject to stockholder approval at the 2005 annual stockholders meeting, and shall be effective for ten years thereafter (the "Plan Expiration Date"). If stockholder approval of the Plan is not obtained at the 2005 annual stockholders meeting, any Options and awards of Restricted Stock theretofore granted under the Plan shall immediately expire. No Options or awards of Restricted Stock shall be granted under the Plan after the Plan Expiration Date, but any outstanding Options or awards of Restricted Stock theretofore granted shall extend beyond that date in accordance with their provisions.

     10.2  The Board may amend, alter or discontinue the Plan, but no amendment or alteration shall be made which would impair the rights of any Participant under any Option or award of Restricted Stock granted without his consent, and no such action of the Board shall be taken without approval of the Company's shareholders if such approval is required to comply with Rule 16b-3 or any rule promulgated by the New York Stock Exchange.

ARTICLE 11.  Miscellaneous.

     11.1  The Plan does not, directly or indirectly, create any right for the benefit of any directors to receive any Options or awards of Restricted Stock under the Plan, or create in any directors any right with respect to continuation of service as a director.

     11.2  The grantee of an Option or award of Restricted Stock shall not, with respect to such grant, be deemed to have become a Participant or to have any rights with respect to such Option or award of Restricted Stock until and unless such grantee shall have executed an Option Agreement or Restricted Stock Agreement, as applicable, and delivered a fully executed copy thereof to the Company, and otherwise complied with the terms and conditions as to which compliance is in order at the time of the granting of such Option or award of Restricted Stock.

     11.3  The provisions of the Plan and the terms and conditions of any Option or award of Restricted Stock shall, in accordance with their terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant's estate and the executors, administrators, or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy, or representative of creditors of such Participant.

     11.4  Notwithstanding anything to the contrary expressed in the Plan, any provisions that vary from or conflict with any applicable federal or state securities laws (including any regulations promulgated thereunder) shall be deemed to be modified to conform to and comply with such laws. Without limiting the generality of the foregoing, it is the intention of the Company that the Plan shall comply in all respects with Rule 16b-3, and if any Plan provision, Option or Restricted Stock is later found not to be in compliance with Section 16 of the Exchange Act, the provision, Option or Restricted Stock shall be construed or deemed amended to conform to Rule 16b-3. Notwithstanding anything in the Plan to the contrary, the Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

     11.5  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as though the illegal or invalid provision had not been included.

ARTICLE 12.  Jurisdiction.

     All provisions of the Plan shall be construed in accordance with the laws of Texas except to the extent pre-empted by Federal law.

     IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing, Kinder Morgan, Inc. has caused these presents to be duly executed in its name and on its behalf by its proper officers thereunto duly authorized this _____day of __________________, _____.

Kinder Morgan, Inc.

By:

Name:

Title: